UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2004

TRESTLE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, Suite 105 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01. – RESULTS OF OPERATIONS AND REGULATION FD DISCLOSURE.

On September 30, 2004, the Company held its previously announced conference call during which CEO Maurizio Vecchione and President and CFO Barry Hall discussed strategies and objectives to guide the company and its operations.  The following summarizes comments made during the call regarding third quarter sales activities.

Trestle expects third quarter revenue to grow over the third quarter of 2003 but to be down from the second quarter of this year on a consecutive quarterly basis.  On a revenue basis, July was strong but August was very weak.  Orders in September have been stronger, but due to their timing and revenue recognition most of those orders will not be recognized until October.  We are implementing some key restructuring in our sales strategy to attempt to widen distribution, smooth out revenue lumpiness and accelerate the sales cycle into coming quarters.  Key to this strategy is an expanded sales force and our new international marketing efforts in Europe, including the company’s first distribution relationship announced with Slidepath.

A taped rebroadcast of Trestle’s teleconference is available to listeners until October 2, 2004 at midnight PDT.  The numbers to access the rebroadcast are 1-706-645-9291 or 1-800-642-1687 referencing conference ID # 1077323.

Item 9.01. – FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information

Not applicable

(c)                                  Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

September 30, 2004	/s/ BARRY HALL
Barry Hall
Chief Financial Officer